Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224916 on Form S-8 of Adams Resources & Energy, Inc. of our report dated March 31, 2017, relating to the consolidated financial statements of Adams Resources & Energy, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Adams Resources & Energy, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 8, 2019